UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		November 5, 2009

QUADRA PROJECTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53156	45-0588917
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

6130 Elton Avenue, Las Vegas, NV		89107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		1-888-597-8899

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into a Material Definitive Agreement

The Company’s wholly owned subsidiary, Quadra Energy Systems Inc. (“QES”) is in the process of fulfilling a sales order of one QES2000 Utility Unit with Fanta International Enterprises (Canada) Inc. pursuant to the Distribution Agreement signed on July 20, 2009. QES’s technical team has commenced manufacturing the unit with an anticipated delivery date of January 15, 2010.

Item 3.02 Unregistered Sales of Equity Securities

Effective November 3, 2009, the Company issued 400,000 Series A Preferred Stocks and 135,700 Common Stocks to our President, Mr. Diedrick, for compensation for services rendered. Mr. Diedrick’s salary is $ 15,000 per month commencing from February 2009 for a total of $ 150,000 for ten months for the fiscal year ended November 2009. The 400,000 Preferred Stocks and 135,700 Common Stocks were valued at closing price of $ 0.28 per stock in lieu of cash payment.

Effective November 5, 2009, the Company issued 889,280 Common Stocks to Magnum Group International Inc. for services rendered and payments by Magnum made on behalf of the Company and QES from December 1, 2008 to September 1, 2009. The total debt incurred totaled $ 249,000. The Company issued 889,280 Common Stocks valued at a closing price of $ 0.28 per stock for settlement of this debt.

The offer and sale of the shares were exempt from registration pursuant to section 4(2) of the Securities Act, Rule 701 and Rule 506 of Regulation D promulgated there under. We believe that these sales were also exempt under Regulation S under the Securities Act, as such sales were made in offshore transactions to non-U.S. persons.

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Item 3.03          Material Modification to Rights of Security Holders

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2009, the Company filed a Certificate of Designation that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation, as amended and restated, created a Series A Preferred Stock, $0.001 par value, with a maximum of 20,000,000 shares authorized of the 750,000,000 Preferred Shares Authorized, which series shall have certain designations and number thereof, powers, preferences, rights, qualifications, limitations and restrictions, in particular, it shall have the following voting rights:

Each share of Series A Preferred Stock shall entitle the holder to One Hundred (100) votes for each share of Series A Preferred Stock. In any vote or action of the holders of the Series A Preferred Stock voting together as a separate class required by law, each share of issued and outstanding Series A Preferred Stock shall entitle the holder thereof to One Hundred (100) vote per share. The holders of Series A Preferred Stock shall vote together with the shares of Common Stock as one class. The holders of the Series A Preferred Stock shall share ratably, with the holders of common stock, in any dividends that may, from time to time may be declared by the board of directors. Series A Preferred Stock are not convertible into common stock. The holders of the Series A Preferred Stock shall rank equally with the holders of common stock in respect of all rights in liquidation, dissolution or winding up with all of said assets being distributed among the holders of the Series A Preferred Stock and other classes of stock ranking equally with the Series A Preferred Stock. The complete Certificate of Designation is filed as Exhibit 4.1.

Item 9.01        Financial Statements and Exhibits

4.1        Certificate of Designation Series A Preferred Stock

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRA PROJECTS INC. /s/ Claude Diedrick Claude Diedrick President, CEO, CFO, and Director Date: November 6, 2009

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